SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549


                                 ____________

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported):  December 21, 1993


                          SILGAN HOLDINGS INC.
               (Exact name of registrant as specified in its charter)



    Delaware             33-28409               06-1269834
(State or other       (Commission File Number)     (IRS Employer
 jurisdiction of                           Identification No.)
 incorporation)



4 Landmark Square, Stamford, Connecticut             06901
(Address of principal executive offices)            (Zip Code)



Registrant's telephone number, including area code:  (203) 975-7110



















Item 2:  Acquisition or Disposition of Assets.

                 On December 21, 1993 (the "Closing Date"), pursuant to the Purchase Agreement, dated as of September 3, 1993, between Silgan Containers Corporation ("Containers"), a Delaware corporation and an indirect wholly-owned subsidiary of Silgan Holdings Inc. ("Holdings"), a Delaware corporation, and Del Monte Corporation ("DM"), a New York corporation, as amended by the Amendment to Purchase Agreement, dated as of December 10, 1993, between Containers and DM (such Purchase Agreement, as so amended, being herein called the "Purchase Agreement"), Containers acquired from DM substantially all of the fixed assets and certain working capital of DM's container manufacturing business in the United States (the "Business"). Pursuant to the Purchase Agreement, Containers acquired (i) substantially all of the fixed assets of the Business located in the United States (other than those assets located in California and Washington) and certain working capital of the Business (such assets and such working capital being herein called the "DM Assets") and (ii) all of the issued and outstanding capital stock (the "Shares") of California-Washington Can Corporation ("C-W Can"), a California corporation and the owner of substantially all of the fixed assets of the Business located in California and Washington (the "C-W Assets," together with the DM Assets, the "Acquired Assets"). The Acquired Assets included (i) real property located in Rochelle, Illinois, Smithfield, Utah and Toppenish, Washington and (ii) substantially all of the machinery and equipment used by the Business. The working capital of the Business acquired by Containers from DM included all inventories of the Business other than finished steel open top containers and loose ends located at certain DM canneries. Additionally, pursuant to the Purchase Agreement, Containers assumed specified limited liabilities of DM relating to the Business.

                 On the Closing Date, pursuant to the Purchase Agreement, in consideration for the DM Assets and the Shares and the assumption by Containers of certain specified liabilities of the Business, Containers paid to DM the aggregate purchase price (the "Purchase Price") of $72,800,000. The Purchase Price is subject to adjustment as provided in the Purchase Agreement. The Purchase Price was paid in cash and was determined as a result of an arm's length negotiation between unrelated parties.

                 The Acquired Assets were used by DM to manufacture metal containers for DM's cannery operations. Containers intends to continue such use of the Acquired Assets.

                 In connection with the Purchase Agreement, DM and Containers entered into the Supply Agreement dated as of September 3, 1993, as amended by the Amendment to Supply Agreement, dated as of December 21, 1993, between DM and Containers (such Supply Agreement, as so amended, being herein called the "Supply Agreement"). The Supply Agreement became effective on the Closing Date and continues for a term of ten years. Under the Supply Agreement, DM has agreed to purchase from Containers, and Containers has agreed to sell to DM, 100% of DM's annual requirements for metal containers to be used for the packaging of food and beverages in the United States and not less than 65% of DM's annual requirements of metal containers for the packaging of food and beverages at DM's Irapuato, Mexico facility, subject to certain limited exceptions.

                 The Supply Agreement provides for certain prices for all metal containers supplied by Containers to DM thereunder and specifies that such prices will be increased or decreased based upon specified cost change formulas.

                 Under the Supply Agreement, after five years, DM may, under certain circumstances, receive proposals with terms more favorable than those under the Supply Agreement from independent commercial can manufacturers for the supply of containers of a type and quality similar to the metal containers that Containers furnishes to DM, which proposals shall be for the remainder of the term of the Supply Agreement and for 100% of the annual volume of containers at one or more of DM's canneries. Containers has the right to retain the business subject to the terms and conditions of such competitive proposal.

                 On the Closing Date, to finance the acquisition of the DM Assets and the Shares, (i) Silgan Corporation ("Silgan"), a Delaware corporation and wholly-owned subsidiary of Holdings, Containers, a wholly-owned subsidiary of Silgan, and Silgan Plastics Corporation ("Plastics," and, together with Silgan and Containers, the "Borrowers"), a Delaware corporation and wholly-owned subsidiary of Silgan, entered into a Credit Agreement, dated as of December 21, 1993 (the "Credit Agreement") with the lenders from time to time party thereto (the "Banks"), Bank of America National Trust and Savings Association ("Bank of America"), as Co-Agent, and Bankers Trust Company ("Bankers Trust"), as Agent, and (ii) Holdings issued and sold to Mellon Bank, N.A., as trustee for First Plaza Group Trust, a group trust established under the laws of the State of New York ("First Plaza"), 250,000 shares of its Class B Common Stock, par value $.01 per share (the "Holdings Stock"), for a purchase price of $60.00 per share and an aggregate purchase price of $15,000,000. Additionally, Silgan, Containers and Plastics borrowed term and working capital loans under the Credit Agreement to refinance and repay in full all amounts owing under their Amended and Restated Credit Agreement, dated as of August 31, 1987, as amended (the "Amended and Restated Credit Agreement"), among the Borrowers, various lenders party thereto and Bankers Trust, as Agent.

            The sources and uses of funds on the Closing Date for the above-described transactions were as follows:

                  Sources                              Uses
               (in millions)                      (in millions)

       Source                Amount        Use                  Amount

       A Term Loan            $60.0        Purchase of DM        $72.8
        under the Credit                    Assets and Shares
        Agreement
       B Term Loan             80.0        Repayment of           41.5
        under the Credit                    term loans under the
        Agreement                           Amended and Restated
                                            Credit Agreement

       Working Capital         29.8        Repayment of working   61.2
        Loans under the                     capital loans under
        Credit Agreement                    the Amended and
                                            Restated Credit
                                            Agreement
       Sale of Holdings        15.0        Fees and Expenses       9.3
        Stock                               and general corporate
                           ________         purposes          ________


       TOTAL                 $184.8        TOTAL               $184.8


Item 5: Other Events.

Description of the Credit Agreement

                 On December 21, 1993, Silgan, Containers and Plastics entered into the Credit Agreement with the Banks, Bank of America, as Co-Agent, and Bankers Trust, as Agent, to refinance in full all amounts owing under the Amended and Restated Credit Agreement and to finance the acquisition by Containers of the DM Assets and the Shares. The following is a summary of the terms of the Credit Agreement.





                 The Available Credit Facility. Pursuant to the Credit Agreement, the Banks loaned to Silgan (i) $60,000,000 of term loans (the "A Term Loans") and (ii) $80,000,000 of term loans (the "B Term Loans", and, together with the A Term Loans, the "Term Loans"), and agreed to lend to Containers or Plastics up to an aggregate of $70,000,000 of working capital loans (the "Working Capital Loans"). As part of the Working Capital Loans, Bankers Trust agreed to lend to Containers or Plastics up to an aggregate of $5,000,000 of revolving loans (the "Swingline Loans") and to issue to Containers or Plastics for the account of Containers or Plastics up to an aggregate of $15,000,000 of letters of credit, such Swingline Loans and letters of credit outstanding being deducted from the amount of Working Capital Loans available to be borrowed by Containers or Plastics.

                 The aggregate amount of Working Capital Loans which may be outstanding at any time is subject to a borrowing base limitation of the sum of (i) 85% of eligible accounts receivable of Containers and its subsidiaries and Plastics and (ii) 50% of eligible inventory of Containers and its subsidiaries and Plastics.

                 Each of the Term Loans and each of the Working Capital Loans, at the respective Borrower's election, consists of loans designated as Eurodollar rate loans or as Base Rate loans. Subject to certain conditions, each of the Term Loans and each of the Working Capital Loans can be converted from a Base Rate loan into a Eurodollar rate loan and vice versa. The term "Base Rate" means the highest of (i) 1/2 of 1% in excess of the Adjusted Certificate of Deposit Rate (as defined in the Credit Agreement), (ii) 1/2 of 1% in excess of the Federal Funds Rate (as defined in the Credit Agreement) and (iii) Bankers Trust's prime lending rate.

                 As of the Closing Date, the outstanding principal amounts of A Term Loans, B Term Loans and the Working Capital Loans under the Credit Agreement were $60 million, $80 million and $29.8 million, respectively. At December 31, 1993, the outstanding principal amount of Working Capital Loans under the Credit Agreement was $2.2 million.

                 Security and Guarantees. To secure the obligations of the Borrowers under the Credit Agreement: (i) Silgan pledged to the Banks all of the capital stock of Containers and Plastics held by Silgan; (ii) Plastics pledged to the Banks 65% of the capital stock of 827599 Ontario Inc. ("Canadian Holdco") held by Plastics; (iii) Containers pledged to the Banks all of the capital stock of C-W Can held by Containers; (iv) Silgan, Containers, Plastics and C-W Can each granted to the Banks security interests in substantially all of their respective real and personal property; and (v) Holdings pledged to the Banks all of the capital stock of Silgan held by Holdings. Such collateral (other than the collateral described in (v)) also secures on an equal and ratable basis Silgan's Senior Secured Floating Rate Notes due 1997 (the "Secured Notes"), subject to intercreditor arrangements.

                 Holdings, each of the Borrowers and C-W Can have guaranteed on a secured basis all of the obligations of the Borrowers under the Credit Agreement.

                 Payment of Loans. Generally, the Working Capital Loans can be borrowed, repaid and reborrowed from time to time until September 15, 1996, on which date all Working Capital Loans mature and are payable in full. Amounts repaid under the Term Loans cannot be reborrowed.

                 The A Term Loans mature on September 15, 1996 and are payable in installments as follows:










                                                    A Term Loan
                 Installment Repayment Date      Principal Amount

                 September 30, 1994 . . . . . . . . .
                                                      $ 5,000,000
                 December 31, 1994  . . . . . . . . .  15,000,000
                 September 30, 1995 . . . . . . . . .   5,000,000
                 December 31, 1995  . . . . . . . . .  15,000,000
                 September 15, 1996 . . . . . . . . .  20,000,000

                 The B Term Loans mature and are payable in full on September 15, 1996.

                 Under the Credit Agreement, Silgan is required to repay the Terms Loans (pro rata for each tranche of Term Loans) in an amount equal to 75% of Silgan's Excess Cash Flow (as defined in the Credit Agreement) in any fiscal year during the Credit Agreement (beginning with the 1994 fiscal year). Additionally, Silgan is required to repay the Term Loans (pro rata for each tranche of Term Loans) in an amount equal to 80% of the net sale proceeds from certain assets sales and 100% of the net equity proceeds from certain sales of equity, all as provided in the Credit Agreement.

                 Interest and Fees. Interest on the Term Loans and the Working Capital Loans is payable at certain margins over certain rates as summarized below.

                 Interest on Term Loans maintained as Base Rate loans accrues at floating rates of 1.75% (in the case of A Term Loans) and 2.25% (in the case of B Term Loans) over the Base Rate. Interest on Term Loans maintained as Eurodollar rate loans accrues at floating rates of 2.75% (in the case of A Term Loans) and 3.25% (in the case of B Term Loans) over a formula rate (the "Eurodollar Rate") determined with reference to the rate offered by Bankers Trust for dollar deposits in the New York interbank Eurodollar market. Interest on Working Capital Loans maintained as (i) Base Rate loans accrues at floating rates of 2% over the Base Rate or (ii) Eurodollar rate loans accrues at floating rates of 3% over the Eurodollar Rate.

                 Each of Containers and Plastics has agreed to jointly and severally pay to the Banks, on a quarterly basis, a commitment commission calculated as 0.50% per annum on the daily average unused portion of the Banks' working capital commitment in respect of the Working Capital Loans until such working capital commitment is terminated. Additionally, Containers and Plastics are required to pay to Bankers Trust, on a quarterly basis in arrears, a letter of credit fee of 3.0% per annum and a facing fee of 1/4 of 1% per annum, each on the average daily stated amount of each letter of credit issued for the account of Containers or Plastics, respectively.

                 Certain Covenants. The Credit Agreement contains numerous financial and operating covenants, under which Silgan and its subsidiaries must operate. Failure to comply with any of such covenants permits the Banks to accelerate, subject to the terms of the Credit Agreement, the maturity of all amounts outstanding under the Credit Agreement.

                 The Credit Agreement restricts or limits each of the Borrowers' and their respective subsidiaries' abilities: (i) to create certain liens; (ii) to consolidate, merge or sell its assets and to purchase assets; (iii) to pay dividends on, or repurchase shares of, its capital stock, except that, among other things: (a) Silgan may pay dividends to Holdings under certain circumstances; (b) Containers and Plastics may pay dividends to Silgan as long as they remain wholly owned subsidiaries of Silgan, Canadian Holdco may pay dividends to Plastics, and Express Plastic Containers Limited ("Express") may pay dividends to Canadian Holdco; and (c) Containers and Plastics may repurchase or redeem its respective stock options (or common stock issuable upon exercise thereof) or SARs issued to its management under certain circumstances; (iv) to lease real and personal property; (v) to create additional indebtedness, except for, among other things: (a) certain indebtedness existing on the date of the Credit Agreement (including Silgan's indebtedness represented by the Secured Notes, the 11-3/4% Senior Subordinated Notes due 2002 (the "11-3/4% Notes") and by intercompany notes); and (b) indebtedness of Containers to Plastics or Plastics to Containers; (vi) to make certain advances, investments and loans, except for, among other things: (a) loans from Silgan to each of Containers and Plastics represented by intercompany notes; (b) loans from Containers to Plastics or from Plastics to Containers; and (c) loans from Containers and/or Plastics to Silgan not exceeding $15 million in aggregate principal amount outstanding at any time; (vii) to enter into transactions with affiliates;
(viii) to make certain capital expenditures, except for, among other things, capital expenditures which do not exceed in the aggregate for the Borrowers, such amounts, during such periods, as set forth below:

                              Period                         Amount

           Calendar year ended December 31, 1993  . . .   $46,500,000
           Calendar year ended December 31, 1994  . . .    35,000,000
           Calendar year ended December 31, 1995  . . .    30,000,000
           Calendar year ended December 31, 1996  . . .    30,000,000

; provided, however, that to the extent capital expenditures made during any period set forth above are less than the amounts set forth opposite such period, such amount may be carried forward and utilized to make capital expenditures in the immediately succeeding calendar year, with any such amount being deemed utilized first in such succeeding calendar year; (ix) to make any voluntary payments, prepayments, acquire for value, redeem or exchange, among other things, any 11-3/4% Notes or Secured Notes, or to make certain amendments to the 11-3/4% Notes, the Secured Notes, the Borrowers' or their respective subsidiaries' respective certificates of incorporation and by-laws, or to certain other agreements; (x) with certain exceptions, to have any subsidiaries other than Containers and Plastics with respect to Silgan, C-W Can with respect to Containers, and Canadian Holdco and Express with respect to Plastics; (xi) with certain exceptions, to permit its respective subsidiaries to issue capital stock; (xii) to permit its respective subsidiaries to create limitations on the ability of any such subsidiary to
(a) pay dividends or make other distributions, (b) make loans or advances, or
(c) transfer assets; and (xiii) to engage in any business other than the packaging business.

                 The Credit Agreement requires that Silgan own not less than 90% of the outstanding common stock of Containers and Plastics and 100% of all other outstanding capital stock of Containers and Plastics.

                 The Credit Agreement requires that the ratio of Consolidated Current Assets (as defined below) to Consolidated Current Liabilities (as defined below) of any of the Borrowers may not, at any time, be less than 2:1 and that the ratio of Bank EBITDA (as defined below) to Interest Expense (as defined below) for any of the Borrowers may not be, for any period of four consecutive fiscal quarters (or, if shorter, the period beginning on January 1, 1994 and ending on the last day of a fiscal quarter ended after January 1,
1994) (in each case, taken as one accounting period) ended during a period set forth below, less than the ratio set forth opposite such period below:

                               Period                        Ratio

 Fiscal quarter ending March 31, 1994 . . . . .              2.25:1
 Fiscal quarter ending June 30, 1994  . . . . .              2.35:1
 Fiscal quarter ending September 30, 1994 . . .              2.70:1
 Fiscal quarter ending December 31, 1994  . . .              2.70:1
 January 1, 1995 to and including
     December 31, 1995 . . . . . . . . . . . . . .           3.00:1
  January 1, 1996 to and including
     September 30, 1996  . . . . . . . . . . . . .           3.40:1

 In addition, the ratio of Total Indebtedness (as defined below) to Consolidated Net Worth (as defined below) of any of the Borrowers is not permitted to exceed on any date set forth below the ratio set forth opposite such date:

                            Date                             Amount

                 December 31, 1994  . . . . . . . . . . . .   5.00:1
                 December 31, 1995  . . . . . . . . . . . .   3.25:1
                 August 31, 1996  . . . . . . . . . . . . .   2.75:1

                 "Bank EBITDA" means for any period, EBIT, adjusted by adding thereto the amount of all depreciation and amortization of intangibles (including covenants not to compete), goodwill and loan fees that were deducted in arriving at EBIT for such period.

                 "Consolidated Current Assets" means the current assets of Silgan and its subsidiaries determined on a consolidated basis, provided that the unused amounts of commitments for Working Capital Loans shall also be included as current assets of Silgan in making such determination.

                 "Consolidated Current Liabilities" means the current liabilities of Silgan and its subsidiaries determined on a consolidated basis, provided that the current portion of loans under the Credit Agreement (including any accrued interest with respect to such current portion), the current portion of any loans made by Silgan to Containers or Plastics, and accrued interest on the Secured Notes and the 11-3/4% Notes from the last regularly scheduled interest payment date shall not be considered current liabilities for the purposes of making such determination.

                 "Consolidated Net Worth" means the Net Worth of Silgan and its subsidiaries determined on a consolidated basis, and "Net Worth" of any person means the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings (without giving effect to any noncash adjustments resulting from changes in value of employee stock options), and any other account which, in accordance with generally accepted accounting principles, constitutes stockholders' equity, less treasury stock.

                 "EBIT" means for any period, the consolidated net income of Silgan and its subsidiaries, before interest expense and provision for taxes and without giving effect to any extraordinary noncash gains or extraordinary noncash losses and gains from sales of assets (other than sales of inventory in the ordinary course of business), any noncash adjustments resulting from changes in value of employee stock options.

                 "Indebtedness" means, as to any person, without duplication,
(i) all indebtedness (including principal, interest, fees and charges) of such person for borrowed money or for the deferred purchase price of property or services, (ii) the face amount of all letters of credit issued for the account of such person and all drafts drawn thereunder, (iii) all liabilities secured by any lien on any property owned by such person, whether or not such liabilities have been assumed by such person, (iv) the aggregate amount required to be capitalized under leases under which such person is the lessee and (v) all contingent obligations of such person.

                 "Interest Expense" means, for any period, the total consolidated interest expense of Silgan and its subsidiaries for such period.


                 "Total Indebtedness" means the aggregate Indebtedness of Silgan and its subsidiaries determined on a consolidated basis, provided that there shall be excluded, in making such determination, Indebtedness consisting of capitalized lease obligations existing as of the effective date of the Credit Agreement or permitted to be incurred pursuant to the Credit Agreement.


                 For purposes of the ratios of Bank EBITDA to Interest Expense and Total Indebtedness to Consolidated Net Worth, (i) all computations utilize accounting principles in conformity with those used to prepare the statements of consolidated and consolidating financial condition of Holdings and its subsidiaries and Silgan and its subsidiaries at December 31, 1992 and the related consolidated and consolidating statements of income and cash flow of Holdings and its subsidiaries and Silgan and its subsidiaries for the fiscal year ended December 31, 1992, as audited by Ernst & Young, and (ii) no effect is given to certain other matters as provided in the Credit Agreement.

                 The ability of Holdings to take certain actions is restricted or limited pursuant to the terms of the Amended and Restated Guaranty, dated as of June 30, 1989, and amended and restated as of June 18, 1992, and further amended and restated as of December 21, 1993, made by Holdings in favor of the Banks, Bank of America, as Co-Agent, and Bankers Trust, as Agent (the "Holdings Guaranty"). The Holdings Guaranty restricts or limits Holdings' ability to, among other things: (i) create certain liens,
(ii) incur additional indebtedness, (iii) consolidate, merge or sell its assets and purchase or lease assets, (iv) pay dividends, (v) make loans or advances and (vi) engage in any business other than holding Silgan's common stock and certain other limited matters permitted by the Holding Guaranty.

                 Events of Default. Events of default under the Credit Agreement include, with respect to each of the Borrowers, as the case may be, among others: (i) the failure to pay any principal on the Term Loans or the Working Capital Loans, the failure to reimburse drawings under any letters of credit when due or the failure to pay within two business days after the date such payment is due interest on the Term Loans, the Working Capital Loans or any unpaid drawings under any letter of credit or any fees or other amounts owing under the Credit Agreement; (ii) any failure to pay amounts due under certain other agreements or any defaults that result in or permit the acceleration of certain other indebtedness; (iii) subject to certain limited exceptions, the breach of any covenants, representations or warranties contained in the Credit Agreement or any related document; (iv) certain events of bankruptcy, insolvency or dissolution; (v) the occurrence of certain judgments, writs of attachment or similar process against any of the Borrowers or any of their respective subsidiaries; (vi) the occurrence of certain ERISA related liabilities; (vii) a default under or invalidity of the guarantees (including an event of default under the Holdings Guaranty) or of the security interests granted to the Banks pursuant to the Credit Agreement;
(viii) the failure of Holdings to own 100% of the capital stock of Silgan; and (ix) a Change of Control (as defined in the Holdings Guaranty, the Note Purchase Agreement dated as of June 29, 1992 between Silgan and each of the persons party thereto relating to the Secured Notes, the indenture relating to the 11-3/4% Notes or the indenture relating to Holdings' 13-1/4% Senior Discount Debentures due 2002 (the "Debentures")) shall occur; and (x) the requirement that Silgan repurchase 25% or more of the aggregate principal amount of the Secured Notes then outstanding or any 11-3/4% Note or that Holdings repurchase any Debenture, in any case as a result of a Change of Control (as defined in the agreements and indentures relating thereto).

                 Upon the occurrence of any event of default under the Credit Agreement, the Banks are permitted, among other things, to accelerate the maturity of the Term Loans and the Working Capital Loans and all other outstanding indebtedness under the Credit Agreement and terminate their commitment to make any further Working Capital Loans or to issue any letters of credit.

            In connection with the Credit Agreement, the Banks (including Bankers Trust) received certain fees amounting to $8.1 million.


Sale of Holdings Stock; Beneficial Owners of Holdings' Capital Stock



             On December 21, 1993, Holdings sold to First Plaza the Holdings Stock for a purchase price of $60.00 per share and an aggregate purchase price of $15,000,000 pursuant to the terms of a stock purchase agreement dated as of December 21, 1993. The following table sets forth, as of December 21, 1993 and giving effect to such sale of the Holdings Stock, certain information with respect to the beneficial ownership by all of the directors of Holdings and by certain other persons and entities of outstanding shares of capital stock of Holdings:



                         Number of Shares of each class of               Percentage Ownership of                            Holdings

                         Class A    Class B     Class C    Class A   Class B   Class C     Consolidated (1)

 D. Greg Horrigan (2)                              208,750    --           --         50%     --        --              19.24%

 R. Philip Silver (2)                              208,750    --           --         50%     --        --              19.24%
 James S. Hoch (3) .         --       --           --         --      --        --              --

 Robert H. Niehaus(3)                                --       --           --         --      --        --              --

 Harley Rankin, Jr.          --       --        10,000(4)     --      --       15.63%           --
 James D. Beam (5) .         --       --           --         --      --        --              --

 Gary M. Hughes (5)          --       --           --         --      --        --              --

 The Morgan Stanley Leveraged

  Equity Fund II,            --     417,500        --         --      62.55%    --             38.48%
 L.P.(6) . . . . . .

 Mellon Bank, N.A., as trustee for
  First Plaza Group          --     250,000        --         --      37.45%     --             23.04%
 Trust (7) . . . . .


 All officers and directors as a
  group  . . . . . .       417,500    --        14,000(4)    100%     --       21.88%(8)       38.48%





___________________


(1) This column reflects the percentage ownership of voting common stock that would exist if Holdings Class A Stock (as defined under "Description of Holdings Common Stock" below) and Holdings Class B Stock (as defined under "Description of Holdings Common Stock" below) were treated as a single class. Holdings Class C Stock (as defined under "Description of Holdings Common Stock" below) generally does not have voting rights and is not included in the percentage ownership reflected in this column. See "Description of Holdings Common Stock" below.

(2) Director of Holdings and Silgan. Messrs. Horrigan and Silver are parties to a voting agreement pursuant to which they have agreed to use their best efforts to vote their shares as a block. The address for such person is 4 Landmark Square, Stamford, CT 06901.

(3) Director of Holdings and Silgan. The address for such person is c/o Morgan Stanley & Co. Incorporated, 1251 Avenue of the Americas, New York, NY 10020.

(4) Reflects shares that may be acquired through the exercise of vested stock options granted pursuant to Silgan Holdings Inc. Amended and Restated 1989 Stock Option Plan.

(5) Options to purchase shares of common stock of Containers and tandem SARs have been granted to such person pursuant to the Silgan Containers Corporation Amended and Restated 1989 Stock Option Plan (the "Containers Plan"). Pursuant to the Containers Plan, such options may be converted into stock options of Holdings (and the Containers' common stock issuable upon exercise of such options may be converted into common stock of Holdings) in the event of a public offering of any of Holdings' common stock or a sale of Holdings to a third party.

(6) The address for The Morgan Stanley Leveraged Equity Fund II, L.P., is 1251 Avenue of the Americas, New York, NY 10020.

(7) The address for First Plaza Group Trust is c/o General Motors Investment Management Corporation, 767 Fifth Avenue, New York, NY 10153.

(8) Bankers Trust New York Corporation beneficially owns 50,000 shares of Holdings Class C Stock.


                 See "Description of Holdings Common Stock" below for additional information about the common stock of Holdings, the holders thereof and certain arrangements among them.

Description of Holdings Common Stock

                 Prior to the sale of the Holdings Stock to First Plaza, Holdings amended its existing restated certificate of incorporation and filed with the Delaware Secretary of State a Restated Certificate of Incorporation (the "Certificate of Incorporation"), which restated in its entirety Holdings' existing restated certificate of incorporation. Certain of the statements contained herein are summaries of the detailed provisions of the Certificate of Incorporation and are qualified in their entirety by reference to the Certificate of Incorporation.

                 Under the Certificate of Incorporation, Holdings has authority to issue 500,000 shares of Class A Common Stock, par value $.01 per share (the "Holdings Class A Stock"), 667,500 shares of Class B Common Stock, par value $.01 per share (the "Holdings Class B Stock"), and 1,000,000 shares of Class C Common Stock, par value $.01 per share (the "Holdings Class C Stock"). Except as described below, the rights, privileges and powers of Holdings Class A Stock and Holdings Class B Stock are identical, with each share of each class being entitled to one vote on all matters to come before the stockholders of Holdings.

                 Until the occurrence of a Change of Control (as defined in the Certificate of Incorporation and as described below), the affirmative vote of the holders of not less than a majority of the outstanding shares of Holdings Class A Stock and Holdings Class B Stock, voting as separate classes, shall be required for the approval of any matter to come before the stockholders of Holdings, except that (i) the holders of a majority of the outstanding shares of Holdings Class A Stock, voting as a separate class, have the sole right to vote for the election and removal of three directors (the directors elected by the holders of Holdings Class A Stock being referred to herein as "Class A Directors"); (ii) the holders of a majority of the outstanding shares of Holdings Class B Stock, voting as a separate class, have the sole right to vote for the election and removal of all directors other than the Class A Directors (the directors elected by the holders of Holdings Class B Stock being referred to herein as "Class B Directors"); and
(iii) the vote of not less than a majority of the outstanding shares of Holdings Class B Stock shall be required in certain circumstances set forth in the Certificate of Incorporation. The holders of Holdings Class C Stock have no voting rights except as provided by applicable law and except that such holders are entitled to vote as a separate class on certain amendments to the Certificate of Incorporation as provided therein. In the event Holdings sells shares of any class of its common stock to the public, the distinctions between Holdings Class A Stock and Holdings Class B Stock terminate, the powers, including voting powers, of Holdings Class A Stock and Holdings Class B Stock shall be identical upon compliance with certain provisions contained in the Certificate of Incorporation, and any Regulated Stockholder (generally defined to mean banks) will be entitled to convert all shares of Holdings Class C Stock held by such stockholder into the same number of shares of Holdings Class B Stock (or Holdings Class A Stock to the extent such Holdings Class C Stock was issued upon conversion of Holdings Class A Stock).

                 After a Change of Control, the affirmative vote of the holders of not less than a majority of the outstanding shares of Holdings Class A Stock and Holdings Class B Stock, voting together as a single class, will be required for the approval of any matter to come before the stockholders of Holdings, except that the provisions described in clauses (i) and (ii) in the preceding paragraph shall continue to apply from and after a Change of Control, and except as otherwise provided in the Certificate of Incorporation with respect to its amendment. Also, after a Change of Control, the number of Class B Directors will be increased to five.

                 In the event that a vacancy among the Class A Directors or the Class B Directors occurs at any time prior to the election of directors at the next scheduled annual meeting of stockholders, the vacancy shall be filled, in the case of the Class A Directors, by either (i) the vote of the holders of a majority of the outstanding shares of Holdings Class A Stock, at a special meeting of stockholders, or (ii) by written consent of the holders of a majority of the outstanding shares of Holdings Class A Stock, and, in the case of the Class B Directors, by either (i) the vote of the holders of a majority of the outstanding shares of Holdings Class B Stock at a special meeting or stockholders, or (ii) by written consent of the holders of a majority of the outstanding shares of the Holdings Class B Stock.

                 A "Change of Control" is defined in the Certificate of Incorporation to include the occurrence of any of the following events: (i) Messrs. Horrigan and Silver shall collectively own, directly or indirectly, less than one-half of the aggregate number of outstanding shares of Holdings Class A Stock owned by them directly or indirectly on June 30, 1989 on a common stock equivalent basis, or (ii) the acceleration of the indebtedness under the Credit Agreement or the Debentures, as a result of the occurrence of an event of default thereunder relating to a payment default or a financial covenant event of default.

Description of the Holdings Organization Agreement

                 Concurrently with the issuance and sale to First Plaza of the Holdings Stock, Holdings, The Morgan Stanley Leveraged Equity Fund II, L.P. ("MSLEF II"), Bankers Trust New York Corporation ("BTNY"), First Plaza and Messrs. D. Greg Horrigan and R. Philip Silver entered into the Amended and Restated Organization Agreement dated as of December 21, 1993 (the "Holdings Organization Agreement") that provides for the termination of the Organization Agreement dated as of June 30, 1989 by and among Holdings, MSLEF II, BTNY and Messrs. Horrigan and Silver (except for the indemnification provisions thereof, which provisions survive) and for the investment by First Plaza in Holdings and the relationships among the stockholders and between the stockholders and Holdings. Certain of the statements contained herein are summaries of the detailed provisions of the Holdings Organization Agreement and are qualified in their entirety by reference to the Holdings Organization Agreement.

                 The Holdings Organization Agreement prohibits the disposition of Holdings' common stock without the prior written consent of Messrs. Horrigan and Silver and MSLEF II, except for (i) dispositions to affiliates (which, in the case of First Plaza, includes any successor or underlying trust, and which, in the case of MSLEF II, does not include any person which is not an Investment Entity (as defined below)), (ii) dispositions to certain family members of Messrs. Horrigan and Silver or trusts for the benefit of those family members, (iii) certain transfers among MSLEF II, BTNY, First Plaza and Messrs. Horrigan and Silver that comply with certain rights of first refusal set forth in the Holdings Organization Agreement, which rights expire on June 30, 1994, (iv) dispositions to certain parties at any time on or after June 30, 1994, subject to certain other rights of first refusal discussed below, (v) the sale by First Plaza to Holdings of all of the Holdings Stock acquired by First Plaza on December 21, 1993, upon the exercise of Holdings' call option as described below, and (vi) dispositions in connection with an initial public offering of the common stock of Holdings, as described below. Any transfer of Holdings' common stock (other than transfers described in clauses (v) and (vi) of the preceding sentence) will be void unless the transferee agrees in writing prior to the proposed transfer to be bound by the terms of the Holdings Organization Agreement.

                 At any time on or after June 30, 1994, MSLEF II may effect a sale of stock to an Investment Entity (generally defined as any person who (i) is primarily engaged in the business of investing in securities of other companies and not taking an active role in the management or operations of such companies and (ii) does not permit the participation or involvement in any way in the business or affairs of Holdings of a person who is engaged in a business not described in clause (i)) or, in the event of certain defaults under the amended and restated management services agreement by and between S&H, Inc., a company wholly-owned by Messrs. Horrigan and Silver ("S&H"), and Holdings (described below under "Description of Management Agreements"), to a third party, in each case, if it first offers such stock to: (a) Holdings,
(b) the Group (defined generally to mean, collectively, Silver and Horrigan and their respective affiliates and certain related family transferees and estates, with Silver and his affiliates and certain related family transferees and estates being deemed to be collectively one member of the Group, and Horrigan and his affiliates and certain related family transferees and estates being deemed to be collectively one member of the Group) and (c) BTNY, in each case on the same terms and conditions as the proposed sale to an Investment Entity or the proposed third party sale. In addition, in any such sale by MSLEF II, BTNY and First Plaza must be given the opportunity to sell the same percentage of its stock to such Investment Entity or third party. At any time on or after June 30, 1994, each member of the Group may transfer shares of stock to a third party if such holder first offers such shares to: (a) the other member of the Group, (b) Holdings, (c) MSLEF II and
(d) BTNY, in each case on the same terms and conditions as the proposed third party sale. At any time on or after June 30, 1994, BTNY may effect a sale of stock to a third party if it first offers such shares to: (a) Holdings, (b) MSLEF II and (c) the Group, in each case on the same terms and conditions as the proposed third party sale.

                 At any time on or after June 30, 1994, either MSLEF II or the Group has the right to require a recapitalization transaction. A recapitalization transaction is defined as any transaction (such as a merger, consolidation, exchange of securities or liquidation) involving Holdings pursuant to which MSLEF II and the Group retain their proportionate ownership interest in the surviving entity if the following conditions are met: (i) the value of any securities of the surviving entity acquired or retained by the party not initiating the recapitalization transaction does not exceed 67% of the difference between (x) the value of such securities and any cash received by such party and (y) all taxes payable as a result of the transaction, (ii) if MSLEF II initiates the recapitalization transaction and will not own all the voting equity securities of the surviving entity not owned by the Group, the Group shall have the right to purchase such securities, (iii) if the Group initiates the recapitalization transaction and will not own all of the voting equity securities of the surviving entity, MSLEF II shall have the right to purchase such securities, and (iv) the majority in principal amount of the indebtedness incurred in connection with such transaction shall be held for at least one year by persons not affiliated with either MSLEF II or any member of the Group.

                 The Holdings Organization Agreement provides that in the event that either Mr. Silver or Mr. Horrigan (each, a "Manager") dies or becomes permanently disabled prior to June 30, 1994 (an "Inactive Manager"), such Inactive Manager or his affiliates shall have the right to sell to Holdings all Holdings Class A Stock held by the Inactive Manager at the Fair Market Value (as defined in the Holdings Organization Agreement) of such stock, provided that such stock must first be offered to the remaining Manager at the same price. The Holdings Organization Agreement also provides that if either Mr. Silver or Mr. Horrigan dies, becomes permanently disabled or is convicted of any felony directly related to the business of Holdings prior to June 30, 1994, the other Manager and his affiliates shall have the right to purchase all of such person's Holdings Class A Stock at a price equal to Fair Market Value in the case of death or disability and the Adjusted Book Value (as defined in the Holdings Organization Agreement) in the case of a conviction as stated above, and Holdings shall have the right to purchase all such stock not purchased by the other Manager.

                 At any time prior to December 21, 1998, Holdings shall have the right and option to purchase from First Plaza, and First Plaza shall have the obligation to sell to Holdings, all (but not less than all) of the Holdings Stock for a price per share equal to the greater of (i) $120 per share and (ii) the purchase price necessary to yield on an annual basis a compound return on investment of forty percent (40%). The number of shares subject to such call and the call purchase price shall be proportionately adjusted to take into account any stock dividend, stock split, combination of shares, subdivision or other recapitalization of the capital stock of Holdings.

                 The Holdings Organization Agreement provides that at any time after June 15, 1996, the holders of a majority of the issued and outstanding shares of Holdings Class A Stock and Holdings Class B Stock (considered together as a class) may by written notice to Holdings require Holdings to pursue the first public offering of Holdings' common stock pursuant to an effective registration statement (an "IPO") on the terms and conditions provided in the Holdings Organization Agreement. The investment banking firm designated by such holders to act as managing underwriter for the IPO shall be Morgan Stanley & Co. Incorporated ("Morgan Stanley") (or an affiliate of Morgan Stanley) or another firm designated by MSLEF II reasonably acceptable to Holdings. In addition to the portion of the IPO which shall consist of shares of Holdings' common stock to be sold by Holdings, the IPO may also include a secondary tranche consisting of shares of Holdings' common stock to be sold by stockholders of Holdings.

                 Pursuant to the provisions of the Holdings Organization Agreement, each of MSLEF II, BTNY, First Plaza and Messrs. Silver and Horrigan agrees to take all action (including voting its shares of Holdings' common stock) to approve the adoption of the Restated Certificate of Incorporation of Holdings, as amended, substantially in the form attached as an exhibit to the Holdings Organization Agreement, the Amended and Restated By-laws of Holdings, substantially in the form attached as an exhibit to the Holdings Organization Agreement, and the Amended and Restated Management Services Agreement, substantially in the form attached as an exhibit to the Holdings Organization Agreement (the "Post-IPO Management Services Contract"), in each case to become effective at the time an IPO is completed. The Post-IPO Management Services Contract provides, among other things, for the payment to S&H of management fees of $2.0 million annually plus reimbursement of expenses.

                 Pursuant to the provisions of the Holdings Organization Agreement, MSLEF II agrees that it will not vote its shares of Holdings Class B Stock in favor of any changes in the Certificate of Incorporation or By-laws of Holdings which would adversely affect the rights of First Plaza, unless First Plaza has consented in writing to such change. In addition, so long as First Plaza shall hold not less than 18.73% of the issued and outstanding shares of Holdings Class B Stock, First Plaza shall have the right to nominate one of the Class B Directors to be elected at each annual meeting of stockholders in accordance with the provisions of the Certificate of Incorporation, and the holders of Holdings Class B Stock parties to the Holdings Organization Agreement agree to vote their shares of Holdings Class B Stock in favor of such nominee.

                 In addition, in the event that First Plaza, MSLEF II or BTNY shall purchase any shares of Holdings Class A Stock, such purchaser agrees that it will vote such shares in accordance with the directions of the "holders of a majority of the shares of Class A Stock held by the Group" (defined generally to mean the holders of a majority of the aggregate of 417,500 shares of Holdings Class A Stock held by Messrs. Silver and Horrigan at December 21, 1993, which at the time of any such determination have been continuously and are held by the Group) until such time as a Change of Control has occurred. In the event that Messrs. Silver or Horrigan shall purchase any shares of Holdings Class B Stock, such purchaser agrees that it will vote such shares in accordance with the directions of MSLEF II, unless MSLEF II and First Plaza (together with their respective affiliates) shall hold directly or indirectly less than one-half of the aggregate number of shares of Holdings Class B Stock held by MSLEF II and First Plaza immediately following the issuance and sale of the Holdings Stock to First Plaza on December 21, 1993.

                 Pursuant to the terms of the Holdings Organization Agreement, Holdings entered into an amended and restated management services agreement with S&H, a corporation wholly owned by Messrs. Horrigan and Silver. See "Description of Management Agreements" below.

                 The Holdings Organization Agreement terminates upon the earlier of (i) the mutual agreement of the parties, (ii) such time as it becomes unlawful, (iii) the completion of an IPO, and (iv) June 30, 1999. The parties may agree to extend the term of the Holdings Organization Agreement.

                 Concurrently with the issuance and sale to First Plaza of the Holdings Stock, Holdings, MSLEF II, BTNY, First Plaza and Messrs. Silver and Horrigan entered into a Stockholders Agreement dated as of December 21, 1993 (the "Stockholders Agreement") that provides for certain prospective rights and obligations among the stockholders and between the stockholders and Holdings. Upon termination of the Holdings Organization Agreement as a result of an IPO, the operative provisions of the Stockholders Agreement become effective. The Stockholders Agreement provides for certain registration rights, certain stock transfer restrictions, and certain voting agreements relating to the election of directors of Holdings and certain mergers or sales of business or assets involving Holdings.


Description of Management Agreements

                 Holdings, Silgan, Containers and Plastics each entered into an amended and restated management services agreement dated as of December 21, 1993 (collectively, the "Management Agreements") with S&H to replace in its entirety its existing management services agreement, as amended, with S&H. Pursuant to the Management Agreements, S&H provides Holdings, Silgan, Containers and Plastics and their respective subsidiaries with general management and administrative services (the "Services"). The Management Agreements provide for payments to S&H (i) on a monthly basis, of $5,000 plus an amount equal to 2.475% of consolidated earnings before depreciation, interest and taxes of Holdings and its subsidiaries ("Holdings EBDIT"), for such calendar month until Holdings EBDIT for the calendar year shall have reached an amount set forth in the Management Agreements for such calendar year (the "Scheduled Amount") and 1.65% of Holdings EBDIT for such calendar month to the extent that Holdings EBDIT for the calendar year shall have exceeded the Scheduled Amount but shall not have been greater than an amount (the "Maximum Amount") set forth in the Management Agreements (the "Monthly Management Fee") and (ii) on a quarterly basis, of an amount equal to 2.475% of Holdings EBDIT for such calendar quarter until Holdings EBDIT for the calendar year shall have reached the Scheduled Amount and 1.65% of Holdings EBDIT for such calendar quarter to the extent that Holdings EBDIT for the calendar year shall have exceeded the Scheduled Amount but shall not have been greater than the Maximum Amount (the "Quarterly Management Fee"). The Scheduled Amount was $65.5 million for the calendar year 1993 and increases by $6.0 million for each year thereafter. The Maximum Amount is $90.197 million for the calendar year 1994, $95.758 million for the calendar year 1995, $98.101 million for the calendar year 1996, $100.504 million for the calendar year 1997, $102.964 million for the calendar year 1998 and $105.488 million for the calendar year 1999. The Management Agreements provide that upon receipt by Silgan of a notice from Bankers Trust that certain events of default under the Credit Agreement have occurred, the Quarterly Management Fee shall continue to accrue, but shall not be paid to S&H until the fulfillment of certain conditions, as set forth in the Management Agreements.

                 The Management Agreements continue in effect until the earliest of: (i) the completion of an IPO; (ii) June 30, 1999; (iii) at the option of each of the respective companies, the failure or refusal of S&H to perform its obligations under the Management Agreements, if such failure continues unremedied for more than 60 days after written notice of its existence shall have been given; (iv) at the option of MSLEF II (a) if S&H or Holdings is declared insolvent or bankrupt or a voluntary bankruptcy petition is filed by either of them, (b) upon the occurrence of any of the following events with respect to S&H or Holdings if not cured, dismissed or stayed within 45 days: the filing of an involuntary petition in bankruptcy, the appointment of a trustee or receiver or the institution of a proceeding seeking a reorganization, arrangement, liquidation or dissolution, (c) if S&H or Holdings voluntarily seeks a reorganization or arrangement or makes an assignment for the benefit of creditors or (d) upon the death or permanent disability of both of Messrs. Horrigan and Silver; and (v) the occurrence of a Change of Control (as defined in the Restated Certificate of Incorporation of Holdings and as described under "Description of Holdings Common Stock" above).

                 In addition to the management fees described above, the Management Agreements provide for the payment to S&H on the closing date of the IPO of an amount, if any (the "Additional Amount") equal to the sum of the present values, calculated for each year or portion thereof, of (i) the amount of the annual management fee for such year or portion thereof that otherwise would have been payable to S&H for each such year or portion thereof for the period beginning as of the time of the IPO and ending on June 30, 1999 (the "Remaining Term") pursuant to the provisions described in the preceding paragraph but for the occurrence of the IPO, minus (ii) the amount payable to S&H for the Remaining Term at the rate of $2.0 million per year. The Management Agreements further provide that the amounts described in clause (i) of the first sentence of this paragraph will be calculated based upon S&H's good faith projections of Holdings EBDIT for each such year (or portion thereof) during the Remaining Term (the "Estimated Fees"), which projections shall be made on a basis consistent with S&H's past projections. The difference between the amount of Estimated Fees for any particular year and $2 million shall be discounted to present value at the time of the IPO using a discount rate of eight percent (8%) per annum, compounded annually.

                 Additionally, the Management Agreements provide that Holdings, Silgan, Containers, Plastics and their respective subsidiaries shall reimburse S&H, on a monthly basis, for all out-of-pocket expenses paid by S&H in providing the Services, including fees and expenses to consultants, subcontractors and other third parties, in connection with such Services.
All fees and expenses paid to S&H under each of the Management Agreements are credited against amounts paid to S&H under the other Management Agreements. Under the terms of the Management Agreements, Holdings, Silgan, Containers and Plastics have agreed, subject to certain exceptions, to indemnify S&H and its affiliates, officers, directors, employees, subcontractors, consultants or controlling persons against any losses, damages, costs and expenses they may sustain arising in connection with the Management Agreements.

                 The Management Agreements also provide that S&H may select a consultant, subcontractor or agent to provide the Services. S&H has retained Morgan Stanley to render financial advisory services to S&H. In connection with such retention, S&H has agreed to pay Morgan Stanley a fee equal to 9.1% of the fees paid to S&H under the Management Agreements.


Item 7:  Financial Statements and Exhibits.

                 (a) and (b)  Financial Statements of Business Acquired and
                              Pro Forma Financial Information

                 It is impracticable at this time to file the financial statements and pro forma financial information required to be filed pursuant to Item 7 of Form 8-K. Such financial statements and pro forma financial information will be filed, as soon as practicable, but not later than 60 days from the date hereof.

                 (c)  Exhibits

                 (1) Purchase Agreement, dated as of September 3, 1993, between Silgan Containers Corporation and Del Monte Corporation.

                 (2) Amendment to Purchase Agreement, dated as of December 10, 1993, between Silgan Containers Corporation and Del Monte Corporation.

                 In accordance with Item 601(b)(2) of Regulation S-K, the schedules and exhibits referenced in the Purchase Agreement and Amendment to Purchase Agreement referenced above have not been filed as part of the exhibits to this Form 8-K. The Registrant agrees to furnish supplementary a copy of the omitted schedules and exhibits to the Commission upon request.




                                  SIGNATURES




                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         SILGAN HOLDINGS INC.



                                         By:/s/ Harley Rankin, Jr.
                                            Harley Rankin, Jr.
                                            Executive Vice President,
                                            Chief Financial Officer
                                            and Treasurer


Date:  January 5, 1994




















































                              INDEX TO EXHIBITS


 Exhibit No.                    Exhibit


      1        Purchase Agreement, dated as of September
               3, 1993, between Silgan Containers
               Corporation and Del Monte Corporation

      2 Amendment to Purchase Agreement, dated as of December 10, 1993, between Silgan
               Containers Corporation and Del Monte
               Corporation